CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 1999, relating to the financial statements and financial highlights of the portfolios of The Prudential Series Fund, Inc., which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Experts" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.

We also consent to the use in the Prospectus of the Pruco Life of New Jersey Variable Appreciable Account constituting part of this Registration Statement of our reports dated March 19, 1999 and February 26, 1999, relating to the financial statements of the PRUvider Variable Appreciable Life Subaccounts of Pruco Life of New Jersey Variable Appreciable Account and the Pruco Life Insurance Company of New Jersey, respectively, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the use in the Prospectus of the Pruco Life PRUvider Variable Appreciable Account constituting part of this Registration Statement of our reports dated March 19, 1999 and February 26, 1999, relating to the financial statements of the Pruco Life PRUvider Variable Appreciable Account and the Pruco Life Insurance Company and Subsidiaries, respectively, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 23, 1999